Exhibit 99.1
The Priceline Group Reports Financial Results for 2nd Quarter 2015
NORWALK, CT – August 5, 2015. . . The Priceline Group Inc. (NASDAQ: PCLN) today reported its 2nd quarter 2015 financial results. Second quarter gross travel bookings for The Priceline Group (the "Group"), which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by its customers, were $15.0 billion, an increase of 11% over a year ago (approximately 26% on a constant currency basis).
The Group's gross profit for the 2nd quarter was $2.1 billion, an 11% increase from the prior year (approximately 26% on a constant currency basis). International operations contributed gross profit in the 2nd quarter of $1.8 billion, an 8% increase versus a year ago (approximately 26% on a constant currency basis). The Group had GAAP net income applicable to common shareholders for the 2nd quarter of $517 million, or $9.94 per diluted share, which compares to $576 million or $10.89 per diluted share, in the same period a year ago.
Non-GAAP net income in the 2nd quarter was $653 million, a 2% decrease versus the prior year. Non-GAAP net income was $12.45 per diluted share, compared to $12.51 per diluted share a year ago. FactSet consensus for the 2nd quarter 2015 was $11.85 per diluted share. Adjusted EBITDA for the 2nd quarter 2015 was $805 million, a decrease of 1% versus a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
"The Priceline Group performed well in the quarter as the summer travel season got off to a strong start with a second consecutive quarter of accelerating growth in hotel room nights and rental car days booked," said Darren Huston, President and CEO of The Priceline Group. "Globally, our accommodation business booked 113 million room nights in the second quarter, up 26% over the same period last year. International gross bookings growth accelerated to 30% on a constant currency basis and the Group's total gross profit grew by about 26% on a constant currency basis."
Looking forward to the third quarter, Mr. Huston said, "We believe we are well set up to deliver the largest quarter in our company's history. Our teams are ready and are intensely focused on delivering the best selection, competitive pricing, and the best online and offline experience to our customers around the world."
The Priceline Group said it was targeting the following for 3rd quarter 2015:

•	Total gross travel bookings ranging from a decrease of 1% to an increase of approximately 6% year-over-year (an increase of approximately 13% - 20% on a constant currency basis).

•	Year-over-year increase in international gross travel bookings of approximately 0% - 7% (an increase of approximately 16% - 23% on a constant currency basis).

•	U.S. gross travel bookings are expected to be about the same as 3rd quarter 2014.

•	Year-over-year increase in revenue of approximately 1% - 8%.

•	Year-over-year increase in gross profit of approximately 3% - 10% (an increase of approximately 19% - 26% on a constant currency basis).

•	Adjusted EBITDA of approximately $1,425 million to $1,525 million.

•	Non-GAAP net income per diluted share between $22.95 and $24.45.
Non-GAAP guidance for the 3rd quarter 2015:

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•	excludes non-cash amortization expense of intangibles,

•	excludes non-cash stock-based employee compensation expense,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment, if any, related to cash-settled convertible debt,

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings,

•	excludes the impact, if any, of significant costs related to acquisitions,

•	excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments, and

•	includes the dilutive impact of unvested restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based employee compensation.
The Priceline Group highlighted that its forecast assumes currency exchange rates of $1.09 per Euro and $1.56 per British Pound for the remainder of the quarter, which results in average exchange rates for the quarter that would be 18% weaker for the Euro and 7% weaker for the British Pound as compared to the prior year. Therefore, currency exchange rates are expected to significantly reduce the Company's growth rates expressed in U.S. dollars.
In addition to the adjustments above, adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense and income taxes and includes the impact of foreign currency transactions and other expenses.
When aggregated, the non-GAAP adjustments are expected to increase adjusted EBITDA over GAAP net income by approximately $382 million in the 3rd quarter 2015. In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $118 million in the 3rd quarter 2015. The Group estimates GAAP net income per diluted share between $20.84 and $22.34 for the 3rd quarter 2015.

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for leisure and other travel services;
-- the effects of increased competition;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to expand successfully in international markets;
-- our online advertising efficiency;
-- any change by a major search engine in how it presents travel search results or conducts its auction for search placement in a manner that is competitively disadvantageous to us;
-- adverse changes in the Group's relationships with travel service providers;
-- systems-related failures and/or security breaches;
-- the ability to attract and retain qualified personnel; and
-- tax, legal and regulatory risks.

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For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results. Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense and is adjusted to exclude stock-based employee compensation expense, gains and losses on early debt extinguishment, significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings and significant acquisition costs.
Non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group's on-going performance because they provide a useful comparison of the Group's projected cash earnings and performance with its historical results from prior periods and to those of its competitors (though competitors may calculate similar non-GAAP financial measures differently than those calculated by the Group). These non-GAAP metrics, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP financial information for the three and six months ended June 30, 2015 and 2014 are adjusted for the following items:

•	Amortization expense of intangibles is excluded because it does not impact cash earnings.

•	Stock-based employee compensation expense is excluded because it does not impact cash earnings and is reflected in earnings per share through increased share count.

•	Interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment related to convertible debt are excluded because they are non-cash in nature.

•
Significant charges or credits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings, including the reversal of previously accrued travel transaction taxes (including estimated interest and penalties) of $16.4 million recorded in the 1st quarter of 2015 related to a favorable ruling in the State of Hawaii, are excluded because the amount and timing of these items are unpredictable, are not driven by core operating results and render comparisons with prior periods less meaningful. There were no such charges or credits in the six months ended June 30, 2014.

•
Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carryforwards.

•	For calculating non-GAAP net income per share:

◦	net income is adjusted for the impact of the non-GAAP adjustments described above; and

◦
additional unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.

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The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
About The Priceline Group
The Priceline Group Inc. (NASDAQ: PCLN) is a leading provider of online travel and travel related reservation and search services, provided to consumers and local partners in over 200 countries through six primary brands: Booking.com, priceline.com, KAYAK, agoda.com, rentalcars.com and OpenTable.
For more information, visit pricelinegroup.com.

###
For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@pricelinegroup.com
For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@pricelinegroup.com

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The Priceline Group Inc. UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$1,888,949	$3,148,651
Restricted cash	1,052	843
Short-term investments	1,299,127	1,142,182
Accounts receivable, net of allowance for doubtful accounts of $22,186 and $14,212, respectively	889,868	643,894
Prepaid expenses and other current assets	508,410	178,050
Deferred income taxes	106,065	153,754
Total current assets	4,693,471	5,267,374
Property and equipment, net	246,102	198,953
Intangible assets, net	2,246,629	2,334,761
Goodwill	3,366,396	3,326,474
Long-term investments	6,395,468	3,755,653
Other assets	79,280	57,348
Total assets	$17,027,346	$14,940,563

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$367,221	$281,480
Accrued expenses and other current liabilities	903,641	600,758
Deferred merchant bookings	660,272	460,558
Convertible debt	—	37,195
Total current liabilities	1,931,134	1,379,991
Deferred income taxes	991,882	1,040,260
Other long-term liabilities	146,399	103,533
Long-term debt	5,399,966	3,849,756
Total liabilities	8,469,381	6,373,540

Convertible debt	—	329

Stockholders' equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 61,995,793 and 61,821,097 shares issued, respectively	482	480
Treasury stock, 10,863,246 and 9,888,024 shares, respectively	(3,900,011)	(2,737,585)
Additional paid-in capital	5,009,753	4,923,196
Accumulated earnings	7,490,864	6,640,505
Accumulated other comprehensive loss	(43,123)	(259,902)
Total stockholders' equity	8,557,965	8,566,694
Total liabilities and stockholders' equity	$17,027,346	$14,940,563

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The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Agency revenues	$1,582,153	$1,474,396	$2,781,501	$2,515,540
Merchant revenues	546,013	567,253	1,040,688	1,094,251
Advertising and other revenues	152,231	81,926	298,902	155,586
Total revenues	2,280,397	2,123,575	4,121,091	3,765,377
Cost of revenues	187,491	240,579	355,949	475,910
Gross profit	2,092,906	1,882,996	3,765,142	3,289,467
Operating expenses:
Advertising — Online	770,818	639,655	1,414,034	1,160,503
Advertising — Offline	66,303	58,026	129,885	111,500
Sales and marketing	94,523	75,053	176,467	139,364
Personnel, including stock-based compensation of $60,164, $35,168, $114,172 and $73,971, respectively	289,156	221,852	548,140	416,383
General and administrative	98,945	91,067	199,123	164,048
Information technology	27,156	24,042	52,517	47,266
Depreciation and amortization	67,674	40,287	132,676	78,663
Total operating expenses	1,414,575	1,149,982	2,652,842	2,117,727
Operating income	678,331	733,014	1,112,300	1,171,740
Other income (expense):
Interest income	13,037	1,634	24,633	2,675
Interest expense	(41,547)	(17,106)	(75,026)	(34,851)
Foreign currency transactions and other	(1,444)	(1,777)	(6,287)	(7,746)
Total other income (expense)	(29,954)	(17,249)	(56,680)	(39,922)
Earnings before income taxes	648,377	715,765	1,055,620	1,131,818
Income tax expense	131,345	139,314	205,261	224,149
Net income	$517,032	$576,451	$850,359	$907,669
Net income applicable to common stockholders per basic common share	$10.02	$11.00	$16.43	$17.36
Weighted-average number of basic common shares outstanding	51,589	52,397	51,748	52,275
Net income applicable to common stockholders per diluted common share	$9.94	$10.89	$16.27	$17.12
Weighted-average number of diluted common shares outstanding	52,038	52,955	52,253	53,004

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The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Six Months Ended June 30,
	2015	2014
OPERATING ACTIVITIES:
Net income	$850,359	$907,669
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	46,695	32,889
Amortization	85,981	45,774
Provision for uncollectible accounts, net	13,233	8,122
Deferred income taxes	(41,577)	26,070
Stock-based compensation expense and other stock-based payments	115,269	75,151
Amortization of debt issuance costs	4,218	2,585
Amortization of debt discount	33,211	24,259
Loss on early extinguishment of debt	3	6,129
Changes in assets and liabilities:
Accounts receivable	(287,940)	(312,959)
Prepaid expenses and other current assets	(300,482)	(263,963)
Accounts payable, accrued expenses and other current liabilities	405,818	312,925
Other	(13,429)	2,334
Net cash provided by operating activities	911,359	866,985

INVESTING ACTIVITIES:
Purchase of investments	(4,686,507)	(4,305,033)
Proceeds from sale of investments	2,231,926	6,078,411
Additions to property and equipment	(84,351)	(61,986)
Acquisitions and other investments, net of cash acquired	(45,937)	(101,050)
Proceeds from foreign currency contracts	453,818	9,029
Payments on foreign currency contracts	(448,640)	(78,866)
Change in restricted cash	(225)	(5,194)
Net cash (used in) provided by investing activities	(2,579,916)	1,535,311

FINANCING ACTIVITIES:
Proceeds from the issuance of long-term debt	1,619,951	—
Payment of debt issuance costs	(13,272)	—
Payments related to conversion of senior notes	(147,629)	(117,830)
Repurchase of common stock	(986,581)	(97,326)
Proceeds from exercise of stock options	12,825	9,686
Excess tax benefits on stock-based compensation	68,241	12,222
Net cash provided by (used in) financing activities	553,535	(193,248)
Effect of exchange rate changes on cash and cash equivalents	(144,680)	4,857
Net (decrease) increase in cash and cash equivalents	(1,259,702)	2,213,905
Cash and cash equivalents, beginning of period	3,148,651	1,289,994
Cash and cash equivalents, end of period	$1,888,949	$3,503,899
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$472,350	$385,506
Cash paid during the period for interest	$13,537	$8,080
Non-cash investing activity for contingent consideration	$9,170	$24,377
Non-cash financing activity for acquisitions	$—	$5,584

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The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT		Three Months Ended June 30,		Six Months Ended June 30,
		2015	2014	2015	2014

	GAAP Gross profit	$2,092,906	$1,882,996	$3,765,142	$3,289,467

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	—	(16,404)	—

	Non-GAAP Gross profit	$2,092,906	$1,882,996	$3,748,738	$3,289,467

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME		Three Months Ended June 30,		Six Months Ended June 30,
		2015	2014	2015	2014

	GAAP Operating income	$678,331	$733,014	$1,112,300	$1,171,740

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	—	(16,404)	—
(b)	Stock-based employee compensation	60,164	35,168	114,172	73,971
(c)	Amortization of intangible assets	42,653	22,950	85,981	45,773

	Non-GAAP Operating income	$781,148	$791,132	$1,296,049	$1,291,484

	Non-GAAP Operating income as a % of Non-GAAP Gross profit	37.3%	42.0%	34.6%	39.3%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Three Months Ended June 30,		Six Months Ended June 30,
		2015	2014	2015	2014

	GAAP Net income applicable to common stockholders	$517,032	$576,451	$850,359	$907,669

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	—	(16,404)	—
(b)	Stock-based employee compensation	60,164	35,168	114,172	73,971
(d)	Depreciation and amortization	67,674	40,287	132,676	78,663
(e)	Interest income	(13,037)	(1,634)	(24,633)	(2,675)
(e)	Interest expense	41,547	17,106	75,026	34,851
(f)	Loss on early extinguishment of convertible debt	—	2,733	3	6,129
(g)	Income tax expense	131,345	139,314	205,261	224,149

	Adjusted EBITDA	$804,725	$809,425	$1,336,460	$1,322,757

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The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME		Three Months Ended June 30,		Six Months Ended June 30,
		2015	2014	2015	2014

	GAAP Net income applicable to common stockholders	$517,032	$576,451	$850,359	$907,669

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	—	—	(16,404)	—
(b)	Stock-based employee compensation	60,164	35,168	114,172	73,971
(c)	Amortization of intangible assets	42,653	22,950	85,981	45,773
(f)	Debt discount amortization related to convertible debt	15,575	11,189	31,350	22,947
(f)	Loss on early extinguishment of convertible debt	—	2,733	3	6,129
(h)	Adjustments for the tax impact of certain of the Non-GAAP adjustments and to exclude non-cash income taxes	17,558	18,609	16,048	27,088
	Non-GAAP Net income applicable to common stockholders	$652,982	$667,100	$1,081,509	$1,083,577

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended June 30,		Six Months Ended June 30,
		2015	2014	2015	2014

	GAAP weighted-average number of diluted common shares outstanding	52,038	52,955	52,253	53,004
(i)	Adjustment for unvested restricted stock units and performance share units	430	371	375	328
	Non-GAAP weighted-average number of diluted common shares outstanding	52,468	53,326	52,628	53,332
	Net income applicable to common stockholders per diluted common share
	GAAP	$9.94	$10.89	$16.27	$17.12
	Non-GAAP	$12.45	$12.51	$20.55	$20.32

(a)	Adjustment for travel transaction taxes (including estimated interest and penalties) related to a favorable ruling in the State of Hawaii is recorded in Cost of revenues.
(b)	Stock-based employee compensation is recorded in Personnel expense.
(c)	Amortization of intangible assets is recorded in Depreciation and amortization.
(d)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(e)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(f)
Non-cash interest expense related to the amortization of debt discount and loss on early extinguishment of convertible debt are recorded in Interest expense and Foreign currency transactions and other, respectively.

(g)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(h)	Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.
(i)
Additional shares related to unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude employee stock-based compensation expense.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

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The Priceline Group Inc. Statistical Data In millions (Unaudited)

Gross Bookings	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15
International	$8,579	$9,179	$7,758	$10,643	$11,682	$12,080	$9,233	$12,104	$13,092
U.S.	1,538	1,586	1,379	1,637	1,856	1,743	1,426	1,672	1,868
Total	$10,118	$10,765	$9,138	$12,280	$13,538	$13,823	$10,659	$13,775	$14,960

Agency	$8,425	$9,023	$7,576	$10,516	$11,581	$11,821	$8,974	$11,908	$12,867
Merchant	1,692	1,742	1,562	1,764	1,957	2,002	1,685	1,867	2,094
Total	$10,118	$10,765	$9,138	$12,280	$13,538	$13,823	$10,659	$13,775	$14,960

Year/Year Growth
International	44.1%	41.8%	41.2%	36.8%	36.2%	31.6%	19.0%	13.7%	12.1%
excluding F/X impact	44%	41%	42%	38%	35%	32%	27%	29%	30%
U.S.	11.7%	16.7%	26.5%	19.5%	20.6%	9.9%	3.4%	2.1%	0.7%

Agency	39.7%	40.5%	42.9%	37.5%	37.4%	31.0%	18.5%	13.2%	11.1%
Merchant	30.3%	23.7%	21.8%	17.2%	15.7%	15.0%	7.9%	5.8%	7.0%

Total	38.0%	37.5%	38.8%	34.2%	33.8%	28.4%	16.7%	12.2%	10.5%
excluding F/X impact	38%	36%	39%	35%	32%	29%	23%	26%	26%

Units Sold	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15
Hotel Room-Nights	69.4	74.8	63.1	83.4	89.6	94.8	78.2	104.6	113.1
Year/Year Growth	38.2%	35.6%	36.5%	32.0%	29.2%	26.7%	24.0%	25.4%	26.2%

Rental Car Days	12.5	12.0	9.5	12.3	14.3	14.2	11.0	14.6	17.2
Year/Year Growth	46.3%	27.5%	32.3%	24.6%	14.4%	18.1%	16.1%	18.0%	20.1%

Airline Tickets	1.7	1.8	1.8	2.0	2.1	2.0	1.7	2.0	2.1
Year/Year Growth	1.8%	8.6%	28.1%	22.6%	22.3%	8.0%	(4.0)%	(3.2)%	0.3%

	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15
Revenue	$1,680.2	$2,269.9	$1,541.2	$1,641.8	$2,123.6	$2,836.5	$1,840.1	$1,840.7	$2,280.4
Year/Year Growth	26.6%	33.0%	29.4%	26.1%	26.4%	25.0%	19.4%	12.1%	7.4%

Gross Profit	$1,383.9	$1,989.1	$1,333.3	$1,406.5	$1,883.0	$2,620.0	$1,674.7	$1,672.2	$2,092.9
Year/Year Growth	37.8%	42.4%	41.9%	39.3%	36.1%	31.7%	25.6%	18.9%	11.1%

Amounts may not total due to rounding.

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers. International gross bookings consist of the gross bookings of Booking.com, agoda.com and rentalcars.com, in each case regardless of where the consumer is resident, from where the consumer makes a reservation or where the travel service is provided.

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